Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Sable Offshore Corp. (f/k/a Flame Acquisition Corp.) on Form S-8, of our report dated March 28, 2024, which includes an explanatory paragraph as to Sable Offshore Corp.’s (f/k/a Flame Acquisition Corp.) ability to continue as a going concern, with respect to our audits of the financial statements of Sable Offshore Corp. (f/k/a Flame Acquisition Corp.) as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, appearing in the Annual Report on Form 10-K of Sable Offshore Corp. (f/k/a Flame Acquisition Corp.) for the year ended December 31, 2023. We were dismissed as auditors on February 14, 2024, effective on March 28, 2024, following the filing of Sable Offshore Corp.’s (f/k/a Flame Acquisition Corp.) Annual Report on Form 10-K for the year ended December 31, 2023, which includes only the pre-business combination financial statements of Flame Acquisition Corp. (n/k/a Sable Offshore Corp.).

/s/ Marcum LLP

Marcum LLP

New York, NY

April 19, 2024